Exhibit 23

INDEPENDENT AUDITORS' CONSENT

Board of Directors
Community First Bancorporation

We consent to the incorporation by reference into the Registration Statement on Form S-8 (No. 333-71401) filed by Community First Bancorporation in connection with the Community First Bancorporation 1998 Stock Option Plan, of our Report dated March 31, 2011, included in Community First Bancorporation's Annual Report on Form10-K for the year ended December 31, 2010.

s/J. W. Hunt & Company, LLP

J. W. Hunt & Company, LLP
Columbia, South Carolina
March 31, 2011